POWER OF ATTORNEY

                  The undersigned, hereby constitutes and appoints Steven Howard, Tom Majewski, and Paul J. Jasinski, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in any and all capacities, any and all amendments, including post-effective amendments, to the Registration Statement on Form N-1A of JULIUS BAER INVESTMENT FUNDS and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.


                  WITNESS my hand on the date set forth below.



SIGNATURE                         TITLE                              DATE



/s/ BERNARD SPILKO               Chairman and Trustee          February 22, 2001
-------------------------
Bernard Spilko